CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A
No. 2-88566) of Neuberger Berman Advisers Management Trust, and to the incorporation by reference of our reports dated January 29, 1999 on the Balanced Portfolio, Growth Portfolio, Guardian Portfolio, Limited Maturity Bond Portfolio, Liquid Asset Portfolio, Mid-Cap Growth Portfolio, and Partners Portfolio, seven of the series comprising Neuberger Berman Advisers Management Trust, and on AMT Balanced Investments, AMT Growth Investments, AMT Guardian Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments, AMT Mid-Cap Growth Investments, and AMT Partners Investments, seven of the series comprising Advisers Managers Trust, included in the 1998 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.



                                                   ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 1999